SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)             December 19, 1995



                          BANYAN STRATEGIC REALTY TRUST
            (Exact name of Registrant as specified in its charter)


  Massachusetts                 0-15465                          36-3375345
(State of or other         (Commission File           (I.R.S. Employer
 jurisdiction of                Number)                       Identification
 incorporation)                                                   Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                    60606
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (312) 553-9800

This document consists of 5 pages.
Exhibit index is located on page 4.


ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On December 19, 1995, Banyan Strategic Realty Trust (the "Trust") acquired an ownership interest in the Woodcrest Office Park located in Tallahassee, Florida. The terms regarding the acquisition, the property's description, and other information are contained below.

Woodcrest Office Park

The Trust, through an 85% owned joint venture, acquired the Woodcrest Office Park (the "Property") located in north Tallahassee, Florida. The Property was acquired by BSRT Woodcrest Office Park Limited Partnership (the "Partnership") of which the Trust is a general partner with an 85% interest and Mr. Daniel Smith is a limited partner with a 15% interest. Mr. Smith is a principal of
Smith, Moses, Morris and Associates Real Estate, Inc.   The Property was
acquired pursuant to a Sales Contract with Alandco/Cascade, Inc., a subsidiary of Florida Power and Light Utilities Company, an unaffiliated third party.
The Property consists of eighteen buildings containing approximately 266,000 net rentable square feet covering 25.1 acres, of which 20.6 acres are developed. The remaining 4.5 acres are suitable for development of up to an additional 96,000 square feet of commercial office space. The Property was developed over a twenty-two year period between 1967 and 1989. The largest and newest building is the three-story Atrium building, containing approximately 62,000 net rentable square feet, which is situated at the entrance to the Property. Additionally, there are five large two-story buildings ranging in size from approximately 11,000 to approximately 48,000 net rentable square feet. There are also twelve one- and two-story buildings containing less than 11,000 net rentable square feet each. Upon acquisition, the aggregate occupancy of the Property was 95%.

The Property was acquired by the Partnership for approximately $11,250,000. The Partnership based its purchase price on the consideration of a number of factors including recent appraisals, market studies and other internal valuations. The Trust contributed approximately $3,750,000 in equity to the Partnership for its interest, while Mr. Smith contributed $250,000 for its interest. Pursuant to the terms of the Partnership, the Trust also provided the Partnership and Mr. Smith with an acquisition loan and an equity loan in the amounts of $7,250,000 and $100,000, respectively. The Trust's acquisition loan into the Partnership has a term of one year, bears interest at 8.5% per annum and requires monthly payments of interest only. The Trust anticipates obtaining permanent long-term, third-party financing within the next twelve months. In the event that permanent third party financing is not obtained before the maturity of the acquisition loan, the Trust has the right to convert the outstanding principal balance of the acquisition loan into an additional equity contribution to the Partnership. Mr. Smith's equity loan has a term of five years and accrues interest at a rate of 12% per annum. Principal payments in the amount of $20,000 are to be made each year for five years. Principal and interest payments on Mr. Smith's equity loan are to be deducted from operating cash distributions of the Partnership due to Mr. Smith as discussed below. Mr. Smith's equity loan may be prepaid at any time during the term of the loan and is secured by Mr. Smith's interest in the Partnership.

Acccording to the terms of the Partnership's agreement, cash proceeds generated from the Property's operations are to be first distributed to the Trust in an amount equal to a cumulative preferred return of 12% compounded annually on its total equity contribution to the Partnership, (including the Trusts acquisition loan to the Partnership should it be converted to equity). After the Trust receives its preferred return, Mr. Smith is entitled to a cumulative compounded 12% preferred return on his capital contribution, offset by any amounts due to the Trust pursuant to its equity loan to Mr. Smith as discussed above. Any excess cash proceeds from the Property's operation after payment of the required preferred returns is then distributed 85% to the Trust and 15% to Mr. Smith in accordance with the partners' ownership interest in the Partnership. Upon the sale or refinancing of the Property, cash proceeds shall be distributed as follows: i) repayment of debt and any expenses associated with the sale or refinancing of the Property; ii) to the Trust for any unpaid cumulative preferred return; iii) repayment of the Trust total equity contribution to the Partnership (including the Trust's acquisition loan to the Partnership should it be converted to equity); iv) to the Trust in the amount that cumulative distributions of cash flow from operations of the Property are less than the equivalent of a 15% per annum return on its contributed equity on a non-compounded basis; v) to Mr. Smith for any unpaid cumulative preferred return (offset by any amounts due under the $100,000 equity loan to Mr. Smith from the Trust); and vii) any remaining proceeds are to be distributed pro-rata, 85% to the Trust and 15% to Mr. Smith; vi) repayment of Mr. Smith's total net equity contribution (offset by any amounts due under the $100,000 equity loan to Mr. Smith from the Trust); and vii) any remaining proceeds are to be distributed pro-rata, 85% to the Trust and 15% to Mr. Smith. The Trust's equity contribution and loans to the Partnership and Mr. Smith in the amount of $11,100,000 were provided for pursuant to a draw under the Trust's line of credit established with American National Bank in late 1994, which was subsequently modified on December 15, 1995.

The Property's day-to-day operations are managed by Smith, Moses, Morris and Associates Real Estate, Inc. which will receive a management fee each month equal to 4% of rent collected at the Property for these management services.

The term of the management agreement is for one year, cancelable upon cause and renewable for additional terms of one year at the Trust's option.

The Trust is currently unable to provide the financial statements and pro forma financial information as part of this report as required under Item 7 Financial Statements, Pro Forma Financial Information and Exhibits (a)(b) of Form 8-K as of the date hereof. As of the date of this filing, the Trust's independent accountants had not completed the audit of the 1995 operating results of the Property on which the Trust bases its pro forma operating estimates. The Trust currently anticipates completion of the audit and filing of all required financial statements and pro forma financial information for the Property within sixty days.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      Financial Statements and Pro Forma Financial Information:

      (i)   Woodcrest Office Park (To be filed by amendment).

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 1996        BANYAN STRATEGIC REALTY TRUST
                                          (Registrant)

                                    By:   /s/ Joel L. Teglia
                                          Vice President, Chief Financial and
                                          Accounting Officer